Exhibit 99.1

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: October 27, 2022 6:00 a.m. EDT	Contact:	Justin Roberts, Investor Relations
Jack Isselmann, Media Relations
Ph: 503-684-7000

Greenbrier Reports Fourth Quarter and Fiscal Year 2022 Results

Fourth Quarter diluted EPS of $0.60

Generated nearly $180 million of operating cash flow in the quarter

Strong lease fleet utilization of 98%

Issues fiscal 2023 guidance

Lake Oswego, Oregon, October 27, 2022 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its fourth fiscal quarter and year ended August 31, 2022.

Fourth Quarter Highlights

•	New railcar orders for 4,800 units valued at $620 million and deliveries of 5,800 units.

•	Diversified new railcar backlog as of August 31, 2022 was 29,500 units with an estimated value of $3.5 billion.

•	Railcar refurbishment backlog of 2,300 units valued at $170 million.

•	Ended the quarter with liquidity of $690 million, including $543 million in cash and $147 million of available borrowing capacity.

•	Operating cash flow of nearly $180 million.

•	Net earnings attributable to Greenbrier for the quarter were $20 million, or $0.60 per diluted share, on revenue of $950 million.

•	EBITDA for the quarter was $89 million, or 9.3% of revenue.

•

Finalized $150 million non-recourse term loan at Greenbrier leasing subsidiary with $75 million drawn immediately and $75 million expected to be drawn in fiscal 2023. Terms are similar to the leasing term loan refinanced in August 2021.

•	Board declared a quarterly dividend of $0.27 per share, payable on November 29, 2022 to shareholders of record as of November 8, 2022 representing Greenbrier’s 34th consecutive quarterly dividend.

Fiscal Year 2022 Highlights

•	Diversified new railcar orders of 24,600 units valued at $2.9 billion and deliveries of nearly 20,000 units.

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Greenbrier Reports Fourth Quarter and 2022 Fiscal Year Results (Cont.)	Page 2

•	Regular lease fleet optimization and monetization generated $155 million of proceeds and $35 million of gains.

•	Net earnings attributable to Greenbrier were $47 million, or $1.40 per diluted share, on revenue of nearly $3.0 billion.

•	In February, GBX Leasing completed issuance of $323 million of asset-backed notes with a blended interest rate of 2.9% and a weighted average life of six years.

•	Fixed the interest rate on most long-term floating rate debt to mitigate risk in current rising rate environment. No significant debt maturities until 2026.

•	EBITDA was $231 million, or 7.8% of revenue.

“Greenbrier’s fourth quarter performance marked a strong end to our fiscal year and demonstrates the value of our diverse business activities. Despite challenges throughout the year, including ongoing supply chain disruptions, increasing input costs and the war in Ukraine, our operations are building momentum. Greenbrier achieved a book-to-bill rate of 1.2x for fiscal 2022 on orders for 24,600 units during the fiscal year. Greenbrier also continued to execute our leasing strategy, increasing the number of railcars in the lease fleet in 2022 by nearly 40% to 12,200 units. Importantly, our expanded leasing platform is protected from interest rate risk since our leasing debt is non-recourse and at fixed interest rates. Our lease platform offers a strong source of liquidity, as demonstrated by robust syndication activity in 2022.” said Lorie Tekorius, Chief Executive Officer & President.

Tekorius concluded, “Our outlook for Greenbrier’s business is broadly optimistic for fiscal 2023 despite uncertain macroeconomic conditions. Our backlog of nearly 30,000 units, valued at $3.5 billion, coupled with our strong liquidity position, provides visibility and an opportunity to drive higher performance, building on the momentum in our business. We expect railcar utilization levels to remain high as scrapping continues to outpace new deliveries contributing to a strong North American leasing market for originations and lease renewals.”

Business Update & Outlook

Greenbrier’s strategy during the fourth fiscal quarter produced strong operating performance amid ongoing economic volatility. Based on current trends and production schedules, Greenbrier expects the following performance in fiscal 2023:

•	Deliveries of 22,000 – 24,000 units including approximately 1,000 units in Greenbrier-Maxion (Brazil)

•	Revenue at $3.2 – $3.6 billion

•	Capital expenditures at approximately $240 million in Leasing & Management Services, $80 million in Manufacturing and $10 million in Maintenance Services

•	Proceeds of equipment sales are expected to be approximately $100 million

•	Build and capitalize into the lease fleet approximately 2,000 units. These units are not included in the delivery guidance.

We will provide additional operating commentary during the earnings call.

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Greenbrier Reports Fourth Quarter and 2022 Fiscal Year Results (Cont.)	Page 3

Financial Summary

	Q4 FY22	Q3 FY22	Sequential Comparison – Main Drivers
Revenue	$950.7M	$793.5M	Increased new railcar deliveries
Gross margin	$127.3M	$76.3M	Improved operating efficiency in Manufacturing and strong syndication activity in Leasing & Management Services
Gross margin %	13.4%	9.6%
Selling and administrative	$68.8M	$57.4M	Increased employee costs, consulting and legal expenses
Net gain on disposition of equipment	$2.9M	$0.7M	Gain on dissolution of axle joint venture
EBITDA	$88.8M	$48.6M	Increased gross margin
Net earnings attributable to noncontrolling interest	$9.2M	$4.5M	Partners’ share of consolidated JV’s operating results including timing of syndication activity
Net earnings attributable to Greenbrier	$20.2M	$3.1M	Higher gross margin partially offset by higher Selling and administrative expense
Diluted EPS	$0.60	$0.09

Segment Summary

	Q4 FY22	Q3 FY22	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$817.5M	$650.9M	Increased deliveries reflecting progress of production ramp in North America
Gross margin	$84.5M	$39.6M	Improved operating efficiencies
Gross margin %	10.3%	6.1%
Operating margin % (1)	7.6%	3.1%
Deliveries (2)	5,700	4,900	Higher production rates and timing of syndication activity
Maintenance Services
Revenue	$87.2M	$101.5M	Lower Repair and Wheel volumes sequentially after seasonally strong Q3
Gross margin %	10.6%	10.2%	Improved operating efficiencies
Operating margin % (1)(3)	13.0%	8.5%	Reflects gain on dissolution of axle joint venture
Leasing & Management Services (including GBX Leasing)
Revenue	$46.0M	$41.1M	Increased syndication activity and lease fleet income
Gross margin %	73.0%	64.0%
Operating margin % (1) (3)	53.0%	46.7%
Fleet utilization	98.4%	97.5%

(1)	See supplemental segment information on page 9 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.
(3)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports Fourth Quarter and 2022 Fiscal Year Results (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its fourth quarter and fiscal year results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website.

Teleconference details are as follows:

•	October 27, 2022

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-888-317-6003 (Toll Free), 1-412-317-6061 (International), Entry Number “0909841”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our maintenance services business unit. Greenbrier manages 408,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. GBXL and Greenbrier own a lease fleet of approximately 12,200 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Fourth Quarter and 2022 Fiscal Year Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	August 31, 2022	May 31, 2022	February 28, 2022	November 30, 2021	August 31, 2021
Assets
Cash and cash equivalents	$543.0	$449.7	$586.8	$410.8	$646.8
Restricted cash	16.1	16.1	15.7	27.1	24.6
Accounts receivable, net	501.2	464.8	399.0	393.3	306.4
Income tax receivable	39.8	129.4	106.0	106.2	112.1
Inventories	815.3	781.7	728.5	631.4	573.6
Leased railcars for syndication	111.1	142.9	80.0	99.1	51.6
Equipment on operating leases, net	770.9	676.1	650.4	751.3	609.8
Property, plant and equipment, net	645.2	642.7	646.5	654.4	670.2
Investment in unconsolidated affiliates	92.5	96.2	90.2	83.1	79.9
Intangibles and other assets, net	189.1	177.8	179.6	183.0	183.6
Goodwill	127.3	128.7	130.0	130.3	132.1

	$3,851.5	$3,706.1	$3,612.7	$3,470.0	$3,390.7

Liabilities and Equity
Revolving notes	$296.6	$303.3	$292.2	$516.3	$372.2
Accounts payable and accrued liabilities	725.1	639.0	581.2	540.4	569.8
Deferred income taxes	68.6	72.9	51.9	51.3	73.3
Deferred revenue	35.3	33.3	43.0	36.6	42.8
Notes payable, net	1,269.1	1,202.6	1,209.2	895.7	826.5
Contingently redeemable noncontrolling interest	27.7	27.8	28.5	29.7	29.7
Total equity – Greenbrier	1,276.9	1,270.4	1,252.6	1,237.3	1,307.7
Noncontrolling interest	152.2	156.8	154.1	162.7	168.7

Total equity	1,429.1	1,427.2	1,406.7	1,400.0	1,476.4

	$3,851.5	$3,706.1	$3,612.7	$3,470.0	$3,390.7

Greenbrier Reports Fourth Quarter and 2022 Fiscal Year Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Years Ended August 31,
	2022	2021	2020
Revenue
Manufacturing	$2,476.6	$1,311.1	$2,309.5
Maintenance Services	347.7	298.3	324.7
Leasing & Management Services	153.4	138.5	158.0

	2,977.7	1,747.9	2,792.2
Cost of revenue
Manufacturing	2,300.9	1,189.2	2,065.2
Maintenance Services	322.0	280.4	302.2
Leasing & Management Services	48.8	46.7	71.7

	2,671.7	1,516.3	2,439.1
Margin	306.0	231.6	353.1
Selling and administrative expense	225.2	191.8	204.7
Net gain on disposition of equipment	(37.2)	(1.2)	(20.0)

Earnings from operations	118.0	41.0	168.4
Other costs
Interest and foreign exchange	57.4	43.3	43.6
Net loss on extinguishment of debt	—	6.3	—

Earnings (loss) before income tax and earnings from unconsolidated affiliates	60.6	(8.6)	124.8
Income tax (expense) benefit	(18.1)	40.2	(40.2)

Earnings before earnings from unconsolidated affiliates	42.5	31.6	84.6
Earnings from unconsolidated affiliates	11.3	3.5	3.0

Net earnings	53.8	35.1	87.6
Net earnings attributable to noncontrolling interest	(6.9)	(2.7)	(38.6)

Net earnings attributable to Greenbrier	$46.9	$32.4	$49.0

Basic earnings per common share:	$1.44	$0.99	$1.50
Diluted earnings per common share:	$1.40	$0.96	$1.46
Weighted average common shares:
Basic	32,569	32,648	32,670
Diluted	33,631	33,665	33,441
Dividends per common share	$1.08	$1.08	$1.06

Greenbrier Reports Fourth Quarter and 2022 Fiscal Year Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Years Ended August 31,
	2022	2021	2020
Cash flows from operating activities
Net earnings	$53.8	$35.1	$87.6
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Deferred income taxes	12.9	51.1	(9.5)
Depreciation and amortization	102.0	100.7	109.9
Net gain on disposition of equipment	(37.2)	(1.2)	(20.0)
Stock based compensation expense	15.5	14.7	9.0
Net loss on extinguishment of debt	—	6.3	—
Accretion of debt discount	—	7.1	5.5
Noncontrolling interest adjustments	1.6	2.3	1.4
Other	3.8	2.4	1.0
Decrease (increase) in assets:
Accounts receivable, net	(198.2)	(82.1)	144.4
Income tax receivable	72.3	(103.0)	(9.1)
Inventories	(267.9)	(166.5)	166.6
Leased railcars for syndication	(40.6)	(11.9)	(12.9)
Other assets	(28.1)	(5.8)	(65.0)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	165.3	109.9	(108.8)
Deferred revenue	(5.6)	0.4	(27.9)

Net cash provided by (used in) operating activities	(150.4)	(40.5)	272.2

Cash flows from investing activities
Proceeds from sales of assets	155.5	15.9	83.5
Capital expenditures	(380.7)	(139.0)	(66.9)
Investments in and advances to unconsolidated affiliates	(2.3)	—	(1.8)
Cash distribution from unconsolidated affiliates and other	3.5	5.3	12.7

Net cash provided by (used in) investing activities	(224.0)	(117.8)	27.5

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	(101.3)	197.4	146.5
Proceeds from revolving notes with maturities longer than 90 days	35.0	112.0	176.5
Repayments of revolving notes with maturities longer than 90 days	—	(287.0)	—
Proceeds from issuance of notes payable	398.3	391.9	—
Repayments of notes payable	(23.4)	(337.8)	(30.2)
Debt issuance costs	(7.3)	(22.0)	—
Repurchase of stock	—	(20.0)	—
Dividends	(35.8)	(35.6)	(35.2)
Cash distribution to joint venture partner	(16.9)	(25.3)	(38.9)
Investment by joint venture partner	—	7.0	—
Tax payments for net share settlement of restricted stock	(3.7)	(3.3)	(2.2)

Net cash provided by (used in) financing activities	244.9	(22.7)	216.5

Effect of exchange rate changes	17.2	10.3	(12.6)
Increase (decrease) in cash, cash equivalents and restricted cash	(112.3)	(170.7)	503.6
Cash and cash equivalents and restricted cash
Beginning of period	671.4	842.1	338.5

End of period	$559.1	$671.4	$842.1

Balance Sheet Reconciliation:
Cash and cash equivalents	$543.0	$646.8	$833.8
Restricted cash	16.1	24.6	8.3

Total cash and cash equivalents and restricted cash	$559.1	$671.4	$842.1

Greenbrier Reports Fourth Quarter and 2022 Fiscal Year Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In millions, except owned and managed fleet, unaudited)

In April 2021, Greenbrier announced an enhanced leasing strategy that included the formation of GBX Leasing (GBXL), a joint venture with The Longwood Group and Greenbrier. Greenbrier owns approximately 95% of GBXL and consolidates it in Greenbrier’s financial statements in the Leasing & Management Services segment. GBXL provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. Investing in leasing assets delivers predictable, tax-advantaged cash flows. Together, Greenbrier and GBX Leasing have nearly $900 million of railcar assets and expect to continue investing to grow over the next several years.

Our leasing operations observe Greenbrier’s established portfolio standards including working with customers with strong credit profiles, a diverse equipment mix and staggered maturity ladders. To mitigate the volatile interest rate environment, Greenbrier Leasing and GBX Leasing have fixed all floating rate debt. Investing in leasing assets reduces Greenbrier’s Manufacturing revenue and margin in the short-term but provides meaningful tax benefits, longer-term earnings and cash flow stability.

Key information for the consolidated Leasing & Management Services segment:

(In Units)	August 31, 2022	May 31, 2022
Owned fleet(1)	12,200	11,800
Managed fleet	408,000	421,000
Owned fleet utilization(1)	98%	98%

	Three Months Ended		Year Ended
	August 31, 2022	May 31, 2022	August 31, 2022
Beginning balance	11,800	11,000	8,800
Cars added	1,700	1,700	9,500
Cars sold / scrapped	(1,300)	(900)	(6,100)

Ending balance	12,200	11,800	12,200

	August 31, 2022	May 31, 2022
Equipment on operating lease(2)	$770.9	$676.1

GBX Leasing non-recourse warehouse	$—	$—
GBX Leasing ABS non-recourse notes	318.6	321.5
Leasing non-recourse term loan	268.0	194.8

Total Leasing non-recourse debt	$586.6	$516.3

Fleet leverage %(3)	76%	76%

(1)	Owned fleet includes Leased railcars for syndication
(2)	Equipment on operating lease assets not securing Leasing non-recourse term loan support the $600 million U.S. revolver
(3)	Total Leasing non-recourse debt / Equipment on operating lease

Greenbrier Reports Fourth Quarter and 2022 Fiscal Year Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended August 31, 2022:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$817.5	$112.1	$929.6	$62.5	$9.8	$72.3
Maintenance Services	87.2	9.0	96.2	11.3	—	11.3
Leasing & Management Services	46.0	0.6	46.6	24.4	—	24.4
Eliminations	—	(121.7)	(121.7)	—	(9.8)	(9.8)
Corporate	—	—	—	(36.8)	—	(36.8)

	$950.7	$—	$950.7	$61.4	$—	$61.4

Three months ended May 31, 2022:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$650.9	$38.3	$689.2	$20.5	$1.8	$22.3
Maintenance Services	101.5	8.6	110.1	8.6	—	8.6
Leasing & Management Services	41.1	0.6	41.7	19.2	0.1	19.3
Eliminations	—	(47.5)	(47.5)	—	(1.9)	(1.9)
Corporate	—	—	—	(28.7)	—	(28.7)

	$793.5	$—	$793.5	$19.6	$—	$19.6

	Total assets
	August 31, 2022	May 31, 2022
Manufacturing	$1,853.9	$1,814.1
Maintenance Services	284.8	266.8
Leasing & Management Services	1,152.2	1,158.3
Unallocated, including cash	560.6	466.9

	$3,851.5	$3,706.1

SUPPLEMENTAL BACKLOG AND DELIVERY INFORMATION

(Unaudited)

	Three Months Ended	Year Ended
	August 31, 2022	August 31, 2022
Backlog Activity (units) (1)
Beginning backlog	30,900	26,600
Orders received	4,800	24,600
Production held on the Balance Sheet	(1,700)	(6,000)
Production sold directly to third parties	(4,500)	(15,700)

Ending backlog	29,500	29,500

Delivery Information (units) (1)
Produced & Delivered from Backlog	4,500	15,700
Delivered from Balance Sheet	1,300	4,200

Total deliveries	5,800	19,900

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

Greenbrier Reports Fourth Quarter and 2022 Fiscal Year Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Reconciliation of Net earnings to EBITDA

	Three Months Ended		Year Ended
	August 31, 2022	May 31, 2022	August 31, 2022
Net earnings	$29.4	$7.6	$53.8
Interest and foreign exchange	18.1	14.9	57.4
Income tax expense	15.2	1.1	18.1
Depreciation and amortization	26.1	25.0	102.0

EBITDA	$88.8	$48.6	$231.3

Greenbrier Reports Fourth Quarter and 2022 Fiscal Year Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for 2022 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$452.5	$555.7	$650.9	$817.5	$2,476.6
Maintenance Services	72.4	86.6	101.5	87.2	347.7
Leasing & Management Services	25.8	40.5	41.1	46.0	153.4

	550.7	682.8	793.5	950.7	2,977.7
Cost of revenue
Manufacturing	421.6	535.0	611.3	733.0	2,300.9
Maintenance Services	71.2	81.7	91.1	78.0	322.0
Leasing & Management Services	10.3	11.3	14.8	12.4	48.8

	503.1	628.0	717.2	823.4	2,671.7
Margin	47.6	54.8	76.3	127.3	306.0
Selling and administrative expense	44.3	54.7	57.4	68.8	225.2
Net gain on disposition of equipment	(8.5)	(25.1)	(0.7)	(2.9)	(37.2)

Earnings from operations	11.8	25.2	19.6	61.4	118.0
Other costs
Interest and foreign exchange	12.6	11.8	14.9	18.1	57.4

Earnings (loss) before income tax and earnings from unconsolidated affiliates	(0.8)	13.4	4.7	43.3	60.6
Income tax (expense) benefit	1.4	(3.2)	(1.1)	(15.2)	(18.1)

Earnings before earnings from unconsolidated affiliates	0.6	10.2	3.6	28.1	42.5
Earnings from unconsolidated affiliates	5.0	1.0	4.0	1.3	11.3

Net earnings	5.6	11.2	7.6	29.4	53.8
Net (earnings) loss attributable to noncontrolling interest	5.2	1.6	(4.5)	(9.2)	(6.9)

Net earnings attributable to Greenbrier	$10.8	$12.8	$3.1	$20.2	$46.9

Basic earnings per common share (1)	$0.33	$0.39	$0.10	$0.62	$1.44
Diluted earnings per common share (1)	$0.32	$0.38	$0.09	$0.60	$1.40
Dividends per common share	$0.27	$0.27	$0.27	$0.27	$1.08

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

Greenbrier Reports Fourth Quarter and 2022 Fiscal Year Results (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for 2021 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$304.5	$201.5	$339.7	$465.4	$1,311.1
Maintenance Services	65.6	71.6	80.9	80.2	298.3
Leasing & Management Services	32.9	22.5	29.6	53.5	138.5

	403.0	295.6	450.2	599.1	1,747.9
Cost of revenue
Manufacturing	280.9	201.8	292.4	414.1	1,189.2
Maintenance Services	63.0	66.7	73.7	77.0	280.4
Leasing & Management Services	18.4	9.5	8.9	9.9	46.7

	362.3	278.0	375.0	501.0	1,516.3
Margin	40.7	17.6	75.2	98.1	231.6
Selling and administrative expense	43.7	43.4	49.3	55.4	191.8
Net (gain) loss on disposition of equipment	(0.9)	(0.1)	0.2	(0.4)	(1.2)

Earnings (loss) from operations	(2.1)	(25.7)	25.7	43.1	41.0
Other costs
Interest and foreign exchange	11.1	9.6	10.2	12.4	43.3
Net loss on extinguishment of debt	—	—	4.8	1.5	6.3

Earnings (loss) before income tax and earnings (loss) from unconsolidated affiliates	(13.2)	(35.3)	10.7	29.2	(8.6)
Income tax benefit	7.3	21.8	6.9	4.2	40.2

Earnings (loss) before earnings (loss) from unconsolidated affiliates	(5.9)	(13.5)	17.6	33.4	31.6
Earnings (loss) from unconsolidated affiliates	(0.8)	(0.4)	2.4	2.3	3.5

Net earnings (loss)	(6.7)	(13.9)	20.0	35.7	35.1
Net (earnings) loss attributable to noncontrolling interest	(3.3)	4.8	(0.3)	(3.9)	(2.7)

Net earnings (loss) attributable to Greenbrier	$(10.0)	$(9.1)	$19.7	$31.8	$32.4

Basic earnings (loss) per common share (1)	$(0.30)	$(0.28)	$0.61	$0.98	$0.99
Diluted earnings (loss) per common share (1)	$(0.30)	$(0.28)	$0.59	$0.95	$0.96
Dividends declared per common share	$0.27	$0.27	$0.27	$0.27	$1.08

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

Greenbrier Reports Fourth Quarter and 2022 Fiscal Year Results (Cont.)	Page 13

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “believe,” “continue,” “enhance,” “estimate,” “expect,” “mitigate,” “momentum,” “opportunities,” “outlook,” “protected,” “provides,” “position,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog and other orders, leasing performance, financing, future liquidity, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release including in the headlines and the sections titled “Fourth Quarter Highlights,” “Fiscal Year 2022 Highlights,” “Business Update & Outlook,” and “Supplemental Leasing Information.” These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; the war in Ukraine and related events; and the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages). Our backlog of railcar units and marine vessels and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent reports on 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

EBITDA is not a financial measure under generally accepted accounting principles (GAAP). This metric is a performance measurement tool used by rail supply companies and Greenbrier. You should not consider this metric in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because this metric is not a measure of financial performance under GAAP and is susceptible to varying calculations, the measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization. We believe the presentation of EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.